SUNAMERICA SERIES TRUST

Supplement to the Statutory Prospectus Dated May 2, 2011
(as Supplemented January 20, 2012)

The following change is effective immediately:

Alliance Growth Portfolio (the "Portfolio"). In the Portfolio Summary, in the Investment Adviser section, the information about the current portfolio managers is deleted in its entirety and replaced with the following:

Name

Portfolio Manager of
the Portfolio Since

Title

Frank V. Caruso,
CFA
2012
Senior Vice President
Vincent C. DuPont,
CFA
2012
Senior Vice President
John H. Fogarty,
CFA
2012
Senior Vice President

In the Management section, under Information about the Investment
Subadvisers, the portfolio manager information for the Portfolio is deleted in its entirety and replaced with the following:

The Alliance Growth Portfolio is managed by Frank V.
Caruso, Vincent C. DuPont and John H. Fogarty. Mr. Caruso, Senior Vice President, joined AllianeBernstein in 1993. Mr. Caruso is the Team Leader of U.S. Growth Equities. As Team Leader, Mr. Caruso oversees the U.S. Large Cap Growth, U.S. Growth and U.S. Growth & Income services. Mr. DuPont,
Senior Vice President, joined the U.S. Growth team in 2009 as a portfolio manager for the U.S. Growth and U.S. Growth & Income services. Mr. DuPont is also a portfolio manager for U.S. Large Cap Growth. Prior to joining the U.S. Growth team, Mr. DuPont spent 10 years as a fundamental growth research analyst. Mr. Fogarty, Senior Vice President, has been Team Leader of U.S. Mid Cap Fundamental Growth since
2008. Mr. Fogarty joined the U.S. Growth team in 2009 as a portfolio manager for the U.S. Growth and U.S. Growth and Income services. In 2012, Mr. Fogarty became a portfolio manager for U.S. Large Cap Growth. Mr. Fogarty rejoined AllianceBernstein in 2007 as a fundamental growth research analyst. Previously, Mr. Fogarty spent nearly three years as a hedge fund manager at Dialectic Capital Management and Vardon Partners. Messers. Caruso, DuPont and Fogarty hold the Chartered Financial Analyst (CFA) designation.

Date:	March 22, 2012

Versions:	Class 1 Version A; Class 1 Version B; Class 1 & 3 Version C1;
Combined Class 2 & 3 Version G; and Combined Master Version
1

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2012\Alliance Growth\SAST Pros Supp 497(e) (03-16-12) (Alliance Growth).doc